AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 1998
                                                      REGISTRATION NO. 333-50533
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO

                                    FORM S-1
                                   ON FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                       TRAVEL SERVICES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                  4724                                59-2030324
    (State or other jurisdiction            (Primary Standard Industrial                 (I.R.S. Employer
  of incorporation or organization)          Classification Code Number)              Identification Number)


                                                                                JOSEPH V. VITTORIA
         TRAVEL SERVICES INTERNATIONAL, INC.                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER
              220 CONGRESS PARK DRIVE                                    TRAVEL SERVICES INTERNATIONAL, INC.
           DELRAY BEACH, FLORIDA  33445                                      220 CONGRESS PARK DRIVE
                  (561) 266-0860                                           DELRAY BEACH, FLORIDA  33445
                                                                                  (561) 266-0860

(Address, Including Zip Code, and Telephone Number,               (Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)     Including Area Code, of Agent for Service)

                              --------------------

                                               COPIES OF COMMUNICATIONS TO:


              SUZANNE B. BELL, ESQ.                                             ROBERT G. ROBISON, ESQ.
     SENIOR VICE PRESIDENT AND GENERAL COUNSEL                               MORGAN, LEWIS & BOCKIUS LLP
         TRAVEL SERVICES INTERNATIONAL, INC.                                        101 PARK AVENUE
              220 CONGRESS PARK DRIVE                                           NEW YORK, NEW YORK  10178
           DELRAY BEACH, FLORIDA  33445                                             (212) 309-6126
                  (561) 266-0860                                               (FACSIMILE) (212) 309-6273
           (FACSIMILE) (561) 266-0872
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                              --------------------


                  On May 4, 1998, the Registrant filed Registration Statement No. 333-50533 on Form S-1 with the Securities and Exchange Commission relating to the registration of 3,175,000 shares of Common Stock of the Company, including (i) 1,506,706 shares (the "Acquisition Shares") of Common Stock to be offered and issued from time to time by the Company in connection with future acquisitions by the Company and (ii) 1,668,294 shares (the "Selling Stockholder Shares") of Common Stock to be sold by certain Selling Stockholders (as such term is defined therein). Such Registration Statement was declared effective by the Securities and Exchange Commission on May 4, 1998. On August 10, 1998, the Registrant filed Post-Effective Amendment No. 1 to the Registration Statement No. 333-50533 on Form S-4 which is intended to relate only to the registration of the Acquisition Shares. On August 17, 1998, the Registrant filed Registration Statement No. 333-61337 on Form S-3 relating to the registration of the Selling Stockholder Shares. The Registrant hereby amends this Registration Statement No. 333-50533 to deregister the Selling Stockholder Shares herefrom so that such shares are registered only under Registration Statement No. 333-61337 on Form S-3.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment No. 2 to Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on the 15th day of September, 1998.


                     TRAVEL SERVICES INTERNATIONAL, INC.

                     By:  /S/ JILL M. VALES
                          -----------------------------------------------------
                            Jill M. Vales
                            Senior Vice President and Chief Financial Officer

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



         NAME AND SIGNATURE                          TITLE                                     DATE


                *                            Chairman of the Board                           September 15, 1998
--------------------------------              Chief Executive Officer, Director
Joseph V. Vittoria                            (Principal Executive Officer)


  /S/ JILL M. VALES                         Senior Vice President, Chief                     September 15, 1998
--------------------------------              Financial and Principal
Jill M. Vales


                 *                          Director                                         September 15, 1998
--------------------------------
Wayne Heller


                 *                          Director                                         September 15, 1998
--------------------------------
Robert G. Falcone


                 *                          Director                                         September 15, 1998
--------------------------------
Imad Khalidi


                 *                          Director                                         September 15, 1998
---------------------------------
John W. Przywara


                 *                          Director                                         September 15, 1998
---------------------------------
Elan J. Blutinger


                 *                          Director                                         September 15, 1998
---------------------------------
D. Fraser Bullock


                 *                          Director                                         September 15, 1998
---------------------------------
Tommaso Zanzotto


*By /s/ Jill M. Vales
    -----------------------------
       Jill M. Vales
      Attorney-in-fact
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                                       -2-